AIRSPAN NETWORKS INC.

Non-Qualified Stock Option Agreement for
Employees

Employee/Optionee:	David Brant

Number of shares of Common
Stock subject to this Agreement:	150,000

Pursuant to the Airspan Networks Inc. Omnibus Equity Compensation Plan (the "Plan"), the Compensation Committee (the "Committee") of the Board of Directors of Airspan Networks Inc. (the "Company") has granted to you on this date an option (the "Option") to purchase the number of shares of the Company's Common Stock, $.0003 par value ("Common Stock"), set forth above. Such shares (as the same may be adjusted as described in Section 10 below) are herein referred to as the "Option Shares".

The Option shall constitute and be treated at all times by you and the Company as a "non-qualified stock option" for U.S. Federal income tax purposes and shall not constitute and shall not be treated as an "incentive stock option" as defined under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code").

The terms and conditions of the Option are set out below.

1.	Date of Grant.

The Option is granted to you as of March 3, 2008.

2.	Termination of Option.

Except as provided below, your right to exercise the Option (and to purchase the Option Shares) shall expire and terminate in all events on the earliest of (i) ten (10) years from the date of grant, or (ii) the date provided in Section 8 below in the event you cease to be employed by the Company or any subsidiary or affiliate thereof. Provided, however, that notwithstanding clauses (i) and (ii) and anything else to the contrary in this Agreement, if you are employed by the Company or any subsidiary or affiliate of the Company immediately before a Change in Control you will automatically vest 100% of any remaining unvested Options that you may hold. Notwithstanding anything herein to the contrary, you may exercise all such vested Options until the later of (i) the date specified in Section 8 below or (ii) one (1) year from such Change in Control, but in no event longer than ten (10) years from the original date of grant.

3.	Option Price.

The purchase price to be paid upon the exercise of the Option is $_____ per share (subject to adjustment as provided in Section 10 hereof), which is equal to the Fair Market Value of a share of Common Stock on the date of grant.

4.	Vesting.

(a)
Unless otherwise accelerated upon a Change in Control as provided for in Section 2 above, upon the one (1) year anniversary of March 3, 2008 the Option shall become exercisable to purchase ("vest with respect to") 25% of the total number of Option Shares, and, after the first such anniversary date, shall vest each month (as of the monthly anniversary of that date) for the next 36 months with respect to an additional 1/48 of the total number of Option Shares (rounded to the nearest whole share), such that 100% of the Option Shares will vest in four (4) years.

(b)	For purposes hereof, a "Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

(1)	Any Person becomes the beneficial owner of shares having 50% or more of the total number of votes that may be cast for the election of directors of the Company; or

(2)
As a result of, or in connection with, any tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing (a "Transaction"), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company or its assets; or

(3)
If at any time (i) the Company shall consolidate with, or merge with, any other person and the Company shall not be the continuing or surviving corporation, (ii) any Person shall consolidate with, or merge with, the Company and the Company shall be the continuing or surviving corporation and in connection therewith, all or part of the outstanding stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, (iii) the Company shall be a party to a statutory share exchange with any other Person after which the Company is a Subsidiary of any other Person, or (iv) the Company shall sell or otherwise transfer 50% or more of the assets or earnings power of the Company and its subsidiaries (taken as a whole) to any Person or Persons. The term "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Securities Exchange Act of 1934 ("Exchange Act") and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

(c)
If a Change in Control occurs and the Company fails to remain in existence, the Option shall become an obligation of the person succeeding to the business of the Company or otherwise responsible for the Company's obligations.

(d)	Nothing in this Agreement pertaining to a Change in Control shall limit or restrict the rights otherwise provided to you in this Agreement or the exercisability of the Option.

5.	Additional Provisions Relating to Exercise.

Once you become entitled to exercise the Option (and purchase Option Shares) as provided in Section 4 hereof, such right will continue until the date on which the Option expires and terminates pursuant to Section 2 hereof.

6.	Exercise of Option.

(a)
An Option may be exercised by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice must be signed and dated and be accompanied by payment in full of the exercise price. If a person other than you exercises the Option, such person shall submit proof satisfactory to the Company of the right of such person to exercise the Option.

(b)
To exercise the Option, you must use one of the payment methods specified below at the date of exercise. Payment of the full exercise price must be accompanied by payment, if you are subject to taxes in the USA, of the applicable income tax and social security payments, and, if you are subject to taxes in the United Kingdom, by both primary (employee's) and secondary (employer's) Class 1 National Insurance Contributions ("NIC's"), together with any other taxes to which you may be subjected arising on the exercise of the Options to the extent permitted by law (the "Tax Indemnity"). Unless otherwise agreed to by the Committee, payment of the option price and payment in respect of the Tax Indemnity must be made by (i) cashier's check or wire transfer to the Company’s bank account, (ii) by shares of Common Stock already owned by you (provided, that for any such shares that you acquired pursuant to an option issued to you by the Company, you have held such shares for at least six months), or (iii) by a cashless exercise transaction whereby you simultaneously exercise an Option, sell the shares of the Common Stock thereby acquired, and use the proceeds from such sale for payment of the exercise price; provided, however, that with the prior approval of the Committee, payment of such option price and/or Tax Indemnity may instead be made, in whole or in part, by the delivery to the Company of a promissory note in a form and amount satisfactory to the Committee, provided that the principal amount of such note shall not exceed the excess of such aggregate option price and Tax Indemnity obligation over the aggregate par value of the purchased Option Shares. The Option shall be deemed to be exercised upon receipt by the Company of both the required written notice and full payment of the exercise price and any other amounts required above.

(c)
Subject to the other applicable provisions of this Agreement and the Plan, the Company shall issue a certificate or certificates representing the number of Option Shares to which the person exercising the Option is entitled as soon as practicable after the date of exercise. Unless the person exercising the Option otherwise directs the Company in writing, the certificate or certificates will be registered in your name.

(d)
Notwithstanding anything to the contrary in this Agreement, no shares of stock purchased upon exercise of the Option, and no certificate representing such shares, shall be issued or delivered if (a) such shares have not been admitted to listing upon official notice of issuance on each stock exchange, if any, upon which shares of that class are then listed, or (b) in the opinion of counsel to the Company, such issuance or delivery would (i) cause the Company to be in violation of or to incur liability under any federal, state or other securities law, or any other requirement of law or any requirement of any stock exchange regulations or listing agreement to which the Company is a party, or of any administrative or regulatory body having jurisdiction over the Company or (ii) require registration (apart from any registrations as have been theretofore completed by the Company covering such shares) under any federal, state, or other securities or similar law.

7.	Transferability of Option.

The Option may not be transferred by you (other than by will or the laws of descent and distribution or a domestic relations order) and may be exercised during your lifetime only by you (or your personal representative) or by a spouse or former spouse under a domestic relations order. For purposes of this Section, a ‘domestic relations order’ is an order that (i) relates to the division of marital property rights with a spouse or former spouse and (ii) made pursuant to a State domestic relations law.

8.	Termination of Employment.

(a)
In the event that (i) the Company or any subsidiary, affiliate, or parent thereof terminates your employment, or (ii) you terminate your employment for any reason whatsoever (other than as a result of your death or total and permanent disability (as determined by the Company or its designated representative)), then the Option may only be exercised within ninety (90) days after the date you cease to be so employed, and only to the same extent that you were entitled to exercise the Option on the date you ceased to be so employed by reason of such termination and had not previously done so.

(b)
In the event that you cease to be employed by the Company or any subsidiary, affiliate, or parent thereof by reason of total and permanent disability (as determined by the Company or its designated representative), then the Option may only be exercised within one year after the date you cease to be so employed, and only to the same extent that you were entitled to exercise the Option on the date you ceased to be so employed by reason of such disability and had not previously done so.

(c)
In the event that you die while employed by the Company or any subsidiary, affiliate, or parent thereof (or die within a period of one year after ceasing to be employed by the Company or any subsidiary, affiliate, or parent thereof by reason of disability (as described in Section 8(b) hereof) or within 90 days of ceasing to be so employed for any other reason), the Option may only be exercised within one year after your death. In such event, the Option may be exercised during such one-year period by the executor or administrator of your estate or by any person who shall have acquired the Option through bequest or inheritance, but only to the same extent that you were entitled to exercise the Option immediately prior to the time of your death and you had not previously done so.

(d)
Notwithstanding any provision contained in this Section 8 to the contrary, (i) the time limits provided for in this Section 8 shall be subject to extension in the event of a Change in Control, to the extent provided for in Section 2 hereof, and (ii) in no event may the Option be exercised to any extent by anyone after the tenth (10th) anniversary of the date of grant of the Option.

9.	Representations.

You represent and warrant that you understand the tax consequences of the granting of the Option to you, the acquisition of rights to exercise the Option with respect to any Option Shares, the exercise, release or other disposal of the Option and purchase of Option Shares, and the subsequent sale or other disposition of any Option Shares. In addition, you understand that the Company may be required to pay, or account for taxes in respect of any compensation income, or other income or gain realized by you upon exercise of the Option granted hereunder. To the extent that the Company is required to pay, account for or withhold any such taxes, then, unless both you and the Committee have otherwise agreed upon alternate arrangements, you hereby agree that the Company may deduct from any payments of any kind otherwise due to you an amount equal to the total taxes required to be so paid, accounted for or withheld (as permitted by law), or if such payments are inadequate to satisfy such taxes, or if no such payments are due or to become due to you, then you agree to provide the Company with cash funds or make other arrangements satisfactory to the Company regarding such payment.

If you are subject to income taxes in the United Kingdom, the offer of the Options contained in this Agreement is further conditional upon your agreeing at the request of the Company to enter into such written agreement or election with the Company and/or with any connected person of the Company as is required to procure that you will assume responsibility for such (employer's) Class 1 NIC's as would otherwise fall on the Company in connection with the grant, exercise, release or other disposal of your Options. Any failure on your part to enter into any such agreement or election within seven days of the date of receipt from the Company of a notice requiring the same, will result in the cancellation of the Options granted to you under the terms of this Agreement and pending entry by you into such agreement or election you agree that no exercise, or further exercise, of the Options will be permitted.

It is understood that all matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Company in its sole discretion.

10.	Adjustments.

In the event that, after the date hereof, the outstanding shares of the Company's Common Stock shall be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation through reorganization, merger or consolidation, recapitalization, reclassification, stock split, split-up, combination or exchange of shares or declaration of any dividends payable in Common Stock, the Committee shall appropriately adjust the number of shares of Common Stock (and the option price per share) subject to the unexercised portion of the Option (to the nearest possible full share), and such adjustment shall be effective and binding for all purposes of this Agreement and the Plan.

11.	Continuation of Employment.

Neither the Plan nor the Option shall confer upon you any right to continue in the employ of (or any other relationship with) the Company or any subsidiary, affiliate, or parent thereof, or limit in any respect the right of the Company or any subsidiary, affiliate, or parent thereof to terminate your employment or other relationship with the Company or any subsidiary, affiliate, or parent thereof, as the case may be, at any time.

12.	Confidentiality and Non-Competition.

Notwithstanding any other provision of this Agreement, this Option may not be exercised on or after the date that (and any Option Shares acquired pursuant to this Option or the proceeds from the subsequent sale of such Shares shall be forfeited by you if) you engage in any conduct that violates any non-competition, confidentiality or non-solicitation provisions (a) under your employment or other agreement with the Company (or any of its affiliates or subsidiaries) or (b) that are otherwise applicable to your employment with the Company (or any of its affiliates or subsidiaries). You acknowledge that this Option constitutes good, valuable and sufficient consideration for his or her performance of those provisions.

13.	Stockholder Rights.

No person or entity shall be entitled to vote, receive dividends, or be deemed for any purpose the holder of any Option Shares until the Option shall have been duly exercised to purchase such Option Shares in accordance with the provisions of this Agreement and the applicable share certificate shall have been issued.

14.	Plan Documents.

This Agreement is qualified in its entirety by reference to the provisions of the Plan, as amended from time to time, which are hereby incorporated herein by reference. Capitalized terms not defined herein shall have the meaning ascribed to them in the Plan. However, notwithstanding the above, no Plan amendment may deprive you of any Options theretofore granted under the Plan without your consent, and no Plan amendment requiring shareholder approval (if any) may be made without such shareholder approval.

The interpretation and construction by the Committee of the Plan, this Agreement, the Options granted hereunder, and such rules and regulations as may be adopted by the Committee for the purpose of administering the Plan, shall be final and binding upon you. Until the Options shall expire, terminate, or be exercised in full, the Company shall, upon written request therefor, send a copy of the Plan, in its then-current form, to you or any other person or entity then entitled to exercise the Options.

15.	Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Washington, but without regard to the principle of conflict of laws thereof. If any one or more provisions of this Agreement shall be found to be illegal or unenforceable in any respect, the validity and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

16.	Lock Up

You acknowledge that in connection with any public offering of the Common Stock, the underwriters for the Company may require that the Company's officers, directors, and/or certain other shareholders not sell their shares of Common Stock for a certain period of time before or after the effectiveness of the Registration Statement filed in connection with such offering. You hereby agree that upon the Company's request in connection with any such public offering, that you will not, directly or indirectly, offer, sell, contract to sell, make subject to any purchase option, or otherwise dispose of any shares of Common Stock for a period requested by the underwriter or its representative, not to exceed 10 days before and 180 days after the date of the effectiveness of the Registration Statement, without the prior written consent of the underwriter or its representative.

17.	Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company and upon the legal representatives, executors, administrators, heirs, legatees and any permitted assignee of the Optionee.

18.	Notices.

All notices and other communications required or permitted hereunder shall be in writing and deemed to have been received on the date of delivery if delivered by hand or overnight express, or three days after the date of posting if mailed by registered or certified mail, postage prepaid, addressed to the Company, c/o Manager of Human Resources, at 777 Yamato Rd. Suite 310, Boca Raton, Florida and to you at your address as set forth herein (or such other address to which the Company or you hereby notify the other party hereto to send such notices and communications). Such notices and other communications shall not be considered delivered until actually received or deemed received pursuant to this Section 17.

19.	Entire Agreement.

This Agreement constitutes the entire agreement between the Company and you and supersedes any prior agreements and understandings, oral or written, between the Company and you concerning the subject matter of this Agreement.

20.	Construction.

The section headings contained in this Agreement are for reference only and shall have no effect on the interpretation of any of the provisions of this Agreement.

21.	Amendment.

This Agreement may (except as provided in the Plan) only be amended, altered or modified by a written instrument signed by the parties hereto, or their respective successors, and it may not be terminated (except as provided herein or in the Plan).

Please acknowledge receipt of this Agreement by signing the enclosed copy of this Agreement in the space provided below and returning it promptly to the Secretary of the Company.

AIRSPAN NETWORKS INC.

By: Eric Stonestrom
Its: Chief Executive Officer

Accepted and Agreed To As of Date:

David Brant
(Employee/Optionee)

Address: